Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN UNDERWRITING AGREEMENT, DATED AS OF May 13, 2004, THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.  A COPY OF SUCH UNDERWRITING AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

UNDERWRITER’S WARRANT CERTIFICATE
PanAmerican Bancorp

No. WB-___	______ Underwriter’s Warrants
May 13, 2004

This Warrant Certificate certifies that ___________________________, (the “Underwriter”) or registered assigns, is the registered holder of __________________________________ (______) Warrants.  Each Underwriter’s Warrant entitles the owner thereof to purchase at any time on or prior to the Expiration Date, one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share (the “Common Stock”) and two (2) Common Stock Purchase Warrants (the “Purchase Warrants” and together with the Common Stock, a “Unit”), of PanAmerican Bancorp, a Delaware corporation (together with its successors and assigns, the “Company”), at a Purchase Price equal to 125% of the Offering Price (as defined in the Underwriting Agreement) per Unit upon presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and delivery to the Company of the payment of the Purchase Price in the manner set forth in the Warrant Agreement.

The Underwriter’s Warrants are issued pursuant to the Warrant Agreement (as it may from time to time be amended or supplemented, the “Warrant Agreement”), dated as of May 13, 2004, among the Company and the Underwriter, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates.  Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

Except as otherwise set forth in, and subject to, the Warrant Agreement, the Expiration Date of this Warrant Certificate is 5:00 PM Eastern Standard Time (EST), on May 13, 2009.

This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or, subject to the conditions set forth in the Warrant Agreement, in part from time to time on any Business Day (but not, in the case of any exercise in part, as to a fractional Warrant).  If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised.  This Warrant Certificate, with or without other Warrant Certificates, upon surrender in a manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Underwriter’s Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Underwriter’s Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall have any right as a stockholder of the Company prior to the exercise of the Warrants represented by such Warrant Certificate and payment of the Purchase Price therefor.  Notwithstanding the foregoing, the holders of the Underwriter’s Warrants shall have the rights set forth in the Warrant Agreement in respect of the payment of certain Dividends by the Company.  Prior to the exercise of the Underwriter’s Warrants evidenced hereby, the holder of this Warrant Certificate shall not have any obligation or any liability as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company, but shall have the obligations set forth in the Warrant Agreement.

The holder of this Warrant Certificate shall have the put rights with respect to this Warrant Certificate and Units received upon exercise of this Warrant Certificate, the Warrant Agreement.

THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF FLORIDA.

WITNESS the signature of a proper officer of the Company as of the date first above written.

PanAmerican Bancorp

By:

Name:   Michael Golden

Title:     President

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